Exhibit 10.77

English Translation

Exclusive Services Agreement

The Exclusive Services Agreement (hereinafter referred to as the “Agreement”) was entered into on September 30, 2015:

By and between:

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

Party B: Baina (Wuhan) Information Technology Co., Ltd.

For the purpose hereof, Party A and Party B are referred to as the “parties” and each a “party”.

Whereas

1	Party A is a wholly foreign-owned limited liability company legally established and validly existing under the laws of the People’s Republic of China and owns the resources for provision of technology consulting and services.

2	Party B is a domestic limited liability company legally established under the laws of the People’s Republic of China.

3	Party A agrees to provide Party B with technical consulting and related services, and Party B agrees to accept the same provided by Party A.

Therefore, the parties hereto agree as follows for mutual compliance through friendly consultations and in the principles of equality and mutual benefit:

I.	Consulting and Services: Exclusive rights

During the term of the Agreement, Party A agrees to provide according to the terms hereof Party B with the related technical consulting and services as Party B’s exclusive technology consulting and service provider and, the parties can otherwise sign an agreement for other specific business upon negotiations.

1.	Party B agrees to accept the technical advice and services provided by Party A during the term of the Agreement. Taking into account the value of the technical advice and services provided by Party A and the good cooperative relations between the two parties, Party B further agrees that, without Party A’s prior written consent, Party B shall not accept any technical advice and services provided by any third party in respect of the scope of business involved in the Agreement within the term hereof.

2.	With respect to any right, title, interest and intellectual property arising from the performance of the Agreement (including but not limited to copyright, patent, technical secrets, trade secrets and others), whether developed by Party A, or by Party B based on Party A’s intellectual property rights or by Party A based on Party B’s intellectual property rights, Party A shall have exclusive rights and interests, and Party B may not claim any rights or rights to Party A, including but not limited to the ownership and intellectual property rights.

3.	But if the development is conducted by Party A based on Party B’s intellectual property rights, Party B shall ensure that such intellectual property rights free from any flaws, or any losses caused to Party A shall be borne by Party B. If Party A thus assumes liability to compensate any third person, after making such compensation, Party A has the right to recover the damages in whole from Party B.

4.	Considering the good relations and cooperation between both parties, Party B promises that, if intending to have any business cooperation with other enterprises, Party A’s consent will be secured and that, under the same conditions, it will prefer Party A or its affiliates.

English Translation

II.	Calculation of Technical Consulting and Services Fee (the “service fee”) and Terms of Payment thereof

1.	Both parties agree that the service fee under the Agreement is determined and paid in accordance with Attachment 1.

2.	If Party B fails to pay the service fee and other expenses in accordance with the Agreement, Party B shall pay party liquidated damages at 0.05% per day to Party A for the amount delayed.

3.	Party A shall have the right to, at its own expense, assign its employees or certified public accountants in China or other countries (the “Party A’s authorized representative”) to verify Party B’s accounts so as to review the calculation method and amount of the service fee . For this purpose, Party B shall provide Party A’s authorized representative with the documents, accounts, records and data required thereby, so that Party A’s authorized representative can audit Party B’s accounts and determine the amount of service fee. Unless there is a very serious mistake, the service fee amount shall be subject to that determined by Party A’s authorized representative.

4.	Except as otherwise agreed by the parties, the service fee paid by Party B to Party A in accordance with the Agreement shall not be deducted or set off (such as bank charges, etc.).

5.	In addition, Party B shall pay to Party A the actual expenditures arising from the provision of the consulting services under the Agreement while paying the service fee, including but not limited to the travel, transportation, printing and postage and others.

6.	Party A and Party B agree that all economic losses caused by the performance of the Agreement shall be jointly borne by Party A and Party B.

III.	Representations and Warranties

1.	Party A hereby represents and warrants that:

(1)	Party A is a wholly foreign-owned limited liability company legally established and validly existing under the laws of China.

(2)	Party A will perform the Agreement within its corporate power and the scope of its business operations, has taken all necessary corporate actions and proper authorization, and has obtained necessary consent and approvals from the third party and government departments; moreover, it does not violate the legal or contractual restrictions having binding or influential force on it.

(3)	Once valid, the Agreement constitutes legal, valid and binding legal document upon Party A and can be enforceable according to its terms.

2.	Party B hereby represents and undertakes that:

(1)	Party B is a domestic limited liability company legally established and validly existing under the Chinese laws.

(2)	Party B will sign and perform the Agreement within its corporate power and the scope of its business operations, has taken all necessary corporate actions and proper authorization, and has obtained necessary consent and approvals from the third party and government departments; moreover, it does not violate the legal or contractual restrictions having binding or influential force on it.

(3)	Once valid, the Agreement constitutes legal, valid and binding legal document upon Party A and can be enforceable according to its terms.

IV.	Liability for Breach

1.	Except as otherwise provided in the Agreement, if any party fails to perform or suspend the performance of its obligations under the Agreement, and within thirty days from the receipt of the notice from the other party did not correct the above acts, or its statement and guarantee is not true, accurate or complete, it constitutes a breach of contract.

2.	In the event that any party breaches the Agreement or any of its statements and guarantees made hereunder, the observant party may notify the defaulting party in writing, requiring it to rectify the breach within ten days from the receipt of the notice, to take corresponding measures in a timely and effective manner to avoid damages and continue performing its obligations under the Agreement.

English Translation

3.	If any party breaches the Agreement, which thereby makes the other party undertake any costs, liabilities or suffer any losses (including but not limited to the company’s profit loss), the defaulting party shall compensate the observant party for the said costs, liabilities or damages (including but not limited to the legal fees and interest paid or lost due to breach). Total compensation paid by the defaulting party to the observant party shall be the same as the losses arising from that breach and the compensation includes the interest obtained by the observant party due to performance, but it shall not exceed the reasonable expectation of both parties.

4.	If any person lodges a claim for Party B’s failure to follow Party A’s instructions or its improper use of Party A’s intellectual property rights or improper operation, Party B shall take full responsibility for the claim. When Party B finds that any person uses Party A’s relevant intellectual property rights without authorization, it shall promptly notify Party A and provide cooperation with all actions taken by Party A.

5.	If both parties are in breach of the Agreement, the parties shall determine the compensation payable in accordance with the extent of their respective defaults.

V.	Taxes

Taxes and fees arising from the performance hereof will be respectively borne by the parties in accordance with the applicable laws and regulations.

VI.	Confidentiality

1.	The parties agree to take all reasonable measures to keep confidential the execution, terms and performance the Agreement, and the other party’s confidential information and information understood or accessed in the performance hereof (the “Confidential Information”); without the prior written consent of the providing party, the Confidential Information shall not be disclosed, given or transferred to any third party.

2.	For the following information, the above restrictions will not apply:

(1)	materials can be obtained by a general public at the time of disclosure.

(2)	materials can be obtained by a general public after the disclosure not due to the fault of one party hereto.

(3)	materials that are not obtained from the other party directly or indirectly and the party hereto can prove that it has already known before disclosure.

(4)	the party hereto has the duty to make disclosure to the relevant government departments, stock exchanges or other institutions or for its normal operation needs, disclose the Confidential Information to the legal and accounting counsel as required by law.

3.	The parties agree that this clause will survive changes, revocation or termination of the Agreement.

VII.	Effectiveness and Term

1.	The Agreement will take effect as of the date first written above after sealed by Party A and Party B.

2.	Unless Party A early revokes the Agreement, the Agreement is valid for ten years, commencing from the effectiveness date hereof. Before the expiration hereof, the parties shall extend the term of the Agreement as required by Party A at the request of Party A and as required by Party A, separately sign the Exclusive Technology Consulting and Services Agreement or continue performing the Agreement.

English Translation

VIII.	Termination

1.	During the term hereof, Party B shall not terminate the Agreement in advance unless Party A is bankrupt or dissolved or terminated in accordance with the law. If Party B terminates the Agreement in advance without reasons, it shall compensate all losses caused to Party A, and pay the related service fee for the services completed.

2.	Party A is entitled to terminate the Agreement at any time by sending prior written notice thirty days in advance to Party B and its shareholders.

3.	The parties may terminate the Agreement upon negotiations.

IX.	Applicable Laws and Dispute Resolution

1.	Applicable Laws

Conclusion, validity, performance, interpretation, and disputes resolution of the Agreement shall be governed by the laws of China.

2.	Arbitration

If and in the event that the parties hereto have disputes on the interpretation and performance of the terms hereunder, the parties shall solve the same upon negotiations in good faith. Where an agreement fails to be concluded within thirty days after one party requests in writing to settle the disputes through negotiation, either party agrees to submit the said disputes to China International Economic and Trade Arbitration Commission for arbitration under its arbitration rules then in force. Arbitration place is Beijing and the arbitration will be proceeded in Chinese. The arbitral award is final and binding on the parties hereto. This article will survive the termination or revocation of the Agreement.

X.	Force Majeure

1.	“Force Majeure” means all events that cannot be controlled or predicted by any party hereto, or even predictable but inevitable, and hinder that party from fulfilling its obligations hereunder in whole or in part. Such events include but are not limited to any strike, factories closure, explosion, marine perils, natural disasters or public enemy, fires, floods, sabotage, accidents, war, riot, insurrection, and any other similar events.

2.	Where any Force Majeure events occur, leading to the affected party’s inability to perform any obligations under the Agreement, during the period when the force majeure event lasts, the obligations hereunder therefore blocked shall be suspended, and the performance date shall be automatically extended to the end of the force majeure event, and the affected party will not be subject to any penalty.

3.	In case of any Force Majeure, the affected party shall immediately notify the other party in written form, and provide appropriate evidence proving the occurrence of that Force Majeure and its duration. The affected party shall use all reasonable efforts to terminate the Force Majeure.

4.	When any Force Majeure occurs, the parties shall immediately negotiate to find a fair solution, and shall also use all reasonable efforts to minimize the consequences of that Force Majeure.

5.	If the Force Majeure event lasts for over ninety days, and the parties failed to agree on a fair solution, either party is entitled to terminate the Agreement. If the Agreement is terminated according to the foregoing provisions, there will be no new rights or obligations, but the rights and obligations incurred before the termination of the Agreement will survive the termination hereof.

English Translation

XI.	Miscellaneous

1.	Modification and transfer

(1)	The parties hereby confirm that the Agreement is fairly and reasonably made of by and among the parties on the basis of equality and mutual benefit. For all the discussions, negotiations and written agreements by and among the parties with respect to the contents hereof before the conclusion of the Agreement, if inconsistency with the Agreement, the Agreement shall prevail.

(2)	Any modification, supplement or change of the Agreement shall be made in writing and may not take effect before sealed by Party A and Party B. The modifications and supplements to the Agreement constitute an integral part hereof and bear the same legal effect as the Agreement.

(3)	Party B will not transfer its rights or obligations under the Agreement to any third party, unless with Party A’s prior written consent. Party A may transfer its rights and obligations under the Agreement to its affiliated enterprises without Party B’s consent, but shall notify Party B of the above assignment.

2.	Notices

All notices or other communications as required in the Agreement shall be in writing in Chinese and delivered by personal delivery (including EMS) or registered airmail. Where the mailing address is changed without written notice, all notices and communications shall be sent to the following address:

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

Address: South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing

Zip code: 100000

Party B: Baina (Wuhan) Information Technology Co., Ltd.

Address: 3/F, Building A2, Financial Harbor Phase I, No.77 Optics Valley Avenue, East Lake High-tech Development Zone, Wuhan, Hubei

Zip code: 430000

3.	Notice and Service

Notices and communications shall be considered served:

(1)	on the receipt of the receiving party if by personal delivery (including EMS).

(2)	on the third day as of the date shown on the post office’s receipt if by registered mail.

4.	Severability

Without prejudice to other provisions of the Agreement, if any provision of the Agreement or any part thereof is held invalid, illegal, or unenforceable, or violates public benefits, the validity, legality, and enforceability of the remainder hereof will not be affected or damaged thereby. The parties shall sincerely negotiate a clause to the satisfaction of the parties to replace the invalid one.

5.	Successors

The Agreement is binding on the parties’ legal successors and assignees.

6.	Waiver

Any one party’s failure to exercise or timely exercise the rights under the Agreement may not be considered as a waiver of those rights and any single exercise will not affect that party’s exercise of any other rights in the future.

7.	Language and Counterparts

The Agreement is made in two copies in Chinese of the same legal effect. Each party holds one.

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English Translation

(Signature Page of the Exclusive Technology Consulting and Services Agreement)

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

(Seal)

Party B: Baina (Wuhan) Information Technology Co., Ltd.

(Seal)